UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2023

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, 4th Floor, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2022 (the “Prior 8-K”), on June 28, 2022, NextPlay Technologies, Inc., a Nevada corporation (the “Company”), entered into a series of agreements whereby it agreed to sell its travel (NextTrip) and media (Reinhart/Zappware) businesses to TGS Esports Inc. (“TGS”), a British Columbia corporation listed for trading on the Canadian TSX Venture Exchange (the “TSXV”), in exchange for securities of TGS (the “Transaction”). To effectuate the Transaction, the parties thereto entered into a series of agreements including (i) a Securities Exchange Agreement to effectuate the sale of NextTrip and Reinhart/Zappware and (ii) a Separation Agreement to further document the separation of NextTrip and Reinhart/Zappware from the Company.

On January 25, 2023, the Company, TGS and Messrs. William Kerby and Donald Monaco (as parties to the Securities Exchange Agreement) mutually agreed to terminate the Securities Exchange Agreement and the Transaction as a result thereof (the “Termination”). Due to the Termination, the Separation Agreement also terminated on its own terms.

Following the Termination, also on January 25, 2023, the Company and its travel business, NextTrip Group, LLC and its subsidiaries (“NextTrip”) agreed to formally complete the separation of NextTrip from the Company (the “Separation”) whereby NextTrip agreed to issue its nonvoting preferred LLC units (the “Preferred Units”) to the Company in exchange for the Company’s existing majority-owned Common Units in NextTrip thereby effectuating the separation of NextTrip from the Company.

Following the Separation, the Company will continue to operate its remaining business units, including its HotPlay, NextFintech and NextBank lines of business and has retained its Media (Reinhart/Zappware) business.

In order to effectuate the Separation, the Company and NextTrip entered into a series of agreements which are described below.

Amended and Restated Separation Agreement

Concurrently with the execution of the Securities Exchange Agreement, the Company, NextTrip, Reinhart and TGS entered into a separation agreement to further document the separation of NextTrip and Reinhart from the Company and to assign, transfer and convey certain assets and liabilities held in NextTrip or the Company’s name, respectively, to NextTrip or the Company, respectively, to allow for the separation of the businesses in the Securities Exchange Agreement at closing of the Transaction.

As a result of the Termination, the Separation Agreement by and among the above parties was terminated. On January 25, 2023, however, the Company and NextTrip, mutually determined to complete the Separation contemplated in the Separation Agreement by entering into an amended and restated separation agreement (the “Amended and Restated Separation Agreement”).

The Amended and Restated Separation Agreement terminates certain intercompany agreements and accounts by and between NextTrip and the Company, sets rights related to confidentiality, non-disclosure and maintenance of attorney-client privilege matters by and between NextTrip and the Company and also provides for a mutual release by and among the Company and NextTrip for all pre-closing claims between themselves and related officers, directors, affiliates, successors and assigns.

In addition, the Amended and Restated Separation Agreement provides for the contribution by the Company of (i) $1.5 million to NextTrip and (ii) an additional $1.5 million in ten (10) equal monthly installments beginning July 1, 2022, in exchange for NextTrip, as of May 1, agreeing to assume the ongoing operating expenses of NextTrip and, with respect to Reinhart/Zappware, until February 1, 2023.

Amended and Restated Operating Agreement

In connection with the Separation, NextTrip amended and restated its operating agreement (the “Amended and Restated Operating Agreement”) to, among other things, designate and establish the rights, obligations and privileges of the Preferred Units, as more particularly described below, which Preferred Units were issued to the Company.

Voting

The Preferred Units are non-voting and no holder of Preferred Units, unless otherwise provided by law, is entitled to receive notice of and to attend meetings of members of NextTrip.

Dividends

No dividend or other distribution will be paid, declared or set apart for payment in respect of any NextTrip common units or units of any other class ranking junior to the Preferred Units in respect of dividends unless a dividend is paid or declared and set apart for payment in respect of each outstanding Preferred Unit in an amount at least equal to the product of (i) the amount of dividends paid, declared or set apart for each share of such other class (calculated on an as-converted to common units basis) and (ii) the number of shares into which each Preferred Unit is then convertible, prior to any such dividend being paid to common holders.

Liquidation

Upon the occurrence of a NextTrip liquidation event (dissolution, merger/acquisition or sale or related transactions), the holders of Preferred Units are entitled, in preference to the rights of holders of the common shares, for Preferred Unit, an amount equal to the initial price of $10.00 per Unit based on based on a Fair Market Value of the Preferred Units outstanding of four million dollars ($4,000,000), provided, however, that, in the event that the conversion price in such newly publicly traded company is not $10.00 per Unit, then the Initial Price shall adjust to such applicable conversion price (the “Initial Price”), plus any declared but unpaid dividends or distributions on such Preferred Units.

Redemption

The Preferred Units: (i) may be redeemed by NextTrip upon the mutual consent of NextTrip and the Company, (ii) up to 50% of the Preferred Units may be redeemed at any time after the date of NextTrip becoming listed on a U.S. senior exchange (a “Qualified Listing”) but prior to a Distribution (as defined below) upon NextTrip’s election (with a redemption of more than 50% of the Preferred Units subject to the Company’s consent), or (iii) at the end of four (4) years from the closing date at the election of the Company. The redemption price per share is equal to the Initial Price.

Conversion and Mandatory Distribution

The Preferred Units are only convertible into NextTrip common shares by the Company if immediately distributed as a stock dividend to the Company’s stockholders.

The Preferred Units are convertible at a rate of one NextTrip common share for each Preferred Unit: (i) upon the mutual consent of the Preferred Units holder (initially, the Company) and NextTrip or (ii) if, after 12 months from the initial issuance of the Preferred Units, the Company is required to convert any Preferred Units in order to be compliant under the US Investment Company Act of 1940.

The Preferred Units are automatically convertible and distributable (i) upon the completion of a Qualified Listing or (ii) forty-eight (48) months from the closing date; provided, however, that the Company has the option to first require redemption of such Preferred Units as described above.

The mandatory distribution by a holder of Preferred Units (initially, the Company) shall be governed by Section 2.2 of that certain Right of First Refusal and Distribution Agreement which is effective concurrently herewith, the form of which is attached as an exhibit hereto and incorporated by reference herein.

Restrictions on Transfer

The Company may sell the Preferred Units at any time, provided (i) NextTrip has a right of first refusal and (ii) NextTrip must consent to the sale, provided, however, that, in the event that holding the Preferred Units presents U.S. Investment Company Act of 1940 issues for the Company at any time after the 1-year anniversary of the closing of the Separation, the Company can (i) sell the Preferred Units subject to NextTrip’s right of first refusal, or (ii) if the buyer and/or affiliates of said buyer is greater than a 10% owner of NextTrip, then NextTrip must also consent to the sale. An additional description of the right of first refusal is set forth in “Right of First Refusal and Distribution Agreement” described below.

Right of First Refusal and Distribution Agreement

In connection with the Separation, the Company entered into a right of first refusal and distribution agreement (the “Right of First Refusal Agreement”), a copy of which is attached hereto and incorporated by reference herein, that governs certain rights between the Company and NextTrip with respect to the subsequent disposition of the Preferred Units. Specifically, as provided in the Amended and Restated Operating Agreement of NextTrip, (i) NextTrip has a right of first refusal to purchase the Preferred Units prior to a proposed sale of the Preferred Units by the Company in the situations described in “Amended and Restated Operating Agreement - Restrictions on Transfer” set forth above and (ii) in the event of a conversion of Preferred Units by the Company into common stock of NextTrip (following a going public transaction, the Company is obligated to distributed such NextTrip common stock in a stock dividend to its stockholders as described in “Amended and Restated Operating Agreement – Conversion and Distribution”. Both the right of first refusal and distribution rights and obligations are set forth in this Right of First Refusal Agreement.

Exchange Agreement

As further described above, in consideration for the Preferred Units, the Company exchanged its majority-ownership in NextTrip in the form of 100% of its Common Units in NextTrip. The Company and NextTrip entered into that certain Exchange Agreement, dated as of January 25, 2023, documenting such exchange.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Separation Agreement, the Amended and Restated Operating Agreement, the Right of First Refusal Agreement and Exchange Agreement are subject to, and qualified in their entirety by, the terms of said documents attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, which are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) regarding the termination of the Share Exchange Agreement and Separation Agreement is incorporated by reference into this Item 1.02. The Forms of Amendment of Articles, Right of First Refusal and Distribution Agreement and Stock Escrow Agreement were to be entered at closing of the Transaction and thus are also effectively terminated in connection with the Termination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation, effective January 25, 2023, William Kerby, Donald P. Monaco and Carmen Diges resigned as members of the Board of Directors (the “Board”) of the Company and Mr. Kerby also resigned from any and all positions with the Company including as Co-Chief Executive Officer. As a result of Mr. Kerby’s resignation from the Co-Chief Executive Officer role, Nithinan Boonyawattanapisut will serve as the sole Chief Executive Officer of the Company. The Company believes the Board and committee compositions will continue to comply with Nasdaq corporate governance and director independence rules following the resignations.

None of the resignations are the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On January 31, 2023, the Company issued a press release announcing the Separation. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Separation Agreement, dated as of January 25, 2023, by and between the Company and NextTrip Group, LLC
10.2	Amended and Restated Operating Agreement of NextTrip Group, LLC, dated as of January 25, 2023
10.3	Right of First Refusal and Distribution Agreement, dated as of January 25, 2023
10.4	Exchange Agreement, dated as of January 25, 2023
99.1	Press Release, dated January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: January 31, 2023	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Chief Executive Officer